ENVIRONMENTAL TURF SERVICE, LLC

FINANCIAL STATEMENTS

and Accountants’ Review Report

As of and For the Six and Three Months Ended

June 30, 2016 and September 30, 2016

To the Members of Environmental Turf Service, LLC

We have reviewed the accompanying financial statements of Environmental Turf Service, LLC, which comprise the balance sheets as of June 30, 2016 and September 30, 2016, and the related statements of operations and changes in members’ deficit and cash flows for the six months ended June 30, 2016 and three months ended September 30, 2016 and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Tampa, Florida

December 28, 2016

/s/ Accell Audit & Compliance, P.A.

ENVIRONMENTAL TURF SERVICES, LLC

Balance Sheets

As of June 30, 2016 and September 30, 2016

	June 30, 2016	September 30, 2016
ASSETS
Current assets
Cash	$14	$15,740
Accounts receivable, net	200,108	247,097
Inventories	63,611	54,702
Total current assets	263,733	317,539

Property and equipment, net	24,315	24,696
TOTAL ASSETS	288,048	342,235

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable	1,036,894	1,242,509
Accrued expenses and other current liabilities	5,041	3,163
Note payable, related party	500	-
Promissory note payable, related party	15,000	15,000
Billings in excess of cost and estimated earnings	126,558	26,767
Total current liabilities	1,183,993	1,287,439

Members’ deficit	(895,945)	(945,204)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$288,048	$342,235

See Accountant’s Review Report and accompanying notes to the financial statements .

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ENVIRONMENTAL TURF SERVICES, LLC

STATEMENTS OF OPERATIONS and CHANGES IN MEMBERS’ DEFICIT

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

	Six months ended June 30, 2016	Three months ended September 30, 2016
Revenues	$1,011,992	$432,023

Cost of revenues	843,107	364,910
Gross profit	168,885	67,113

Operating expenses
Selling, general and administrative expense	179,983	114,027
Depreciation and amortization	2,900	1,450
Total operating expenses	182,883	115,477

Loss from operations	(13,998)	(48,364)

Other income (expense)
Interest expense	(1,800)	(900)
Other income	98	5
Other income (expense)	(1,702)	(895)

Net loss	(15,700)	(49,259)

Members’ deficit, beginning of period	(880,245)	$(895,945)

Members’ deficit, end of period	$(895,945)	$(945,204)

See Accountant’s Review Report and accompanying notes to the financial statements.

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ENVIRONMENTAL TURF SERRVICES, LLC

STATEMENTS OF CASH FLOWS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

	Six months ended June 30, 2016	Three months ended September 30, 2016

Cash Flows From Operating Activities
Net loss	$(15,700)	$(49,259)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,900	1,450
Changes in operating assets and liabilities:
Accounts receivable	95,122	(46,989)
Inventories	(18,909)	8,909
Accounts payable	36,539	205,615
Accrued expenses and other current liabilities	(12,512)	(1,878)
Billings in excess of cost and estimated earnings	(76,099)	(99,791)

Net Cash From Operating Activities	11,341	18,057

Cash Flows From Investing Activities
Acquisition of property and equipment	(15,619)	(1,831)

Net Cash From Investing Activities	(15,619)	(1,831)

Cash Flows From Financing Activities
Note payable payments	-	(500)

Net Cash From Financing Activities	-	(500)

Net Change in Cash	(4,278)	15,726

Cash – Beginning	4,292	14

Cash – Ending	$14	$15,740

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Interest	$1,800	$900
Income taxes	$--	$--

See Accountant’s Review Report and accompanying notes to the financial statements.

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

Note 1 - Organization and Nature of Business

Nature of Operations: Environmental Turf Services, LLC (“EnviroTurf” or the “Company”) was formed on July 22, 2008 under the laws of the State of Mississippi, as a limited liability company. The Company installs, markets and sells synthetic turf materials used for residential and commercial purposes.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity.

Revenue Recognition:

The Company recognizes revenues on sales and cost of sales related to long-term contracts are accounted for under the percentage-of-completion method. Sales under fixed-type contracts are generally recognized upon passage of title to the customer, which usually coincides with physical delivery or customer acceptance as specified in contractual terms. Such sales are recorded at the cost of items delivered or accepted plus a proportion of profit expected to be realized on a contract, based on the ratio of such costs to total estimated costs at completion. Sales, including estimated earned fees, under cost reimbursement-type contracts are recognized as costs are incurred.

Profits expected to be realized on contracts are based on the Company’s estimates of total contract sales value and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts with adjustments to profits resulting from such revisions being recorded on a cumulative basis in the period in which the revisions are made. When management believes the cost of completing a contract, excluding general and administrative expenses, will exceed contract-related revenues, the full amount of the anticipated contract loss is recognized.

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

Revenues recognized in excess of amounts billed are classified as current assets under ’‘Cost and earnings in excess of estimated billings.’’ Amounts billed to clients in excess of revenues recognized to date are classified as current liabilities under ’‘Billings in excess of costs and estimated earnings.’’

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions. The Company’s significant estimates relate to the allowance for doubtful accounts, depreciation and amortization periods related to long-lived assets, evaluation of impairment of long-lived assets: property and equipment and sales return reserve.

Cash Concentration: The Companies maintain their cash and cash equivalents in bank depository accounts with major financial institutions. At times, cash balances may exceed insurance limits provided by the Federal Deposit Insurance Corporation. The Companies do not believe the concentration is subject to any unusual financial risk beyond the normal risk associated with commercial banking.

Concentrations: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company manages credit risk through credit evaluations and monitoring procedures, and generally does not require collateral or other security on accounts receivable.

From time to time, the Company has certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

For the six an three months period ended June 30, 2016 and September 30, 2016, three customers accounted for 86% and 90%, respectively, of the net revenues.

At June 30, 2016 and September 30, 2016, two customers accounted for 90% of the accounts receivable, net.

Accounts Receivable: Accounts receivable consists of amounts billed to customers under normal trade terms. Management determines when accounts are past due on the contractual terms of the sale or from payment history on the account. Historically, the Company has had little bad debt expense. As of June 30, 2016 and September 30, 2016, the Company’s allowance for doubtful accounts was $33,742.

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

Inventories: Inventory primarily consists of installation materials used in the installation of the turf. Costs are derived utilizing the first-in, first out method and are stated at the lower of cost or market. Write-downs are recorded if the net realizable value falls below cost and provides for slow moving or obsolete inventory. As of June 30, 2016 and September 30, 2016; respectively, the allowance for obsolete inventory was zero.

Property and Equipment: Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Useful Life
Equipment	5-7 Years
Vehicles	5 Years
Furniture and office equipment	5-7 Years
Computer and software	3 Years

Repairs and maintenance expenditures not anticipated to extend asset lives and/or productive functionality are expenses as incurred. Upon retirement or disposal, the asset’s carrying value and related accumulated depreciation or amortization are eliminated with a corresponding gain or loss recorded from operations.

Long-Lived Assets: The Company periodically assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future net cash flows, expected to be generated by the asset. If such assets are deemed to be impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair market value, less costs to sell the Assets.

Fair Value of Financial Instruments: The Company has determined that the carrying value of the Company’s cash, accounts receivable and accounts payable and accrued expenses as of June 30, 2016 and September 30, 2016 approximate fair value due to their short maturities. The Company’s debt bear market rates of interest.

Income Taxes: The Company is a limited liability company which is treated as partnerships under the provisions of the Internal Revenue Code. Income and losses are passed through to the members and, accordingly, there is no provision for federal income taxes. Management has evaluated tax positions in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, Income Taxes, and has not identified any tax positions, other than electing to be taxed as a pass-through entity, that require disclosure.

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

The Company’s federal and state income tax returns are subject to examination by the Internal Revenue Service, generally three years after the tax returns were filed.

Advertising: Advertising costs are expensed as incurred. For the six and three months period ended June 30, 2016 and September 30, 2016, the Company incurred minimal advertising costs.

Warranties: The Company warrants its products against defects in installation, but not for the defects in manufacturing, as these are warranted by the manufacturer. A provision for estimated future costs related to warranty expense is not recorded since these costs have been deemed insignificant by management.

Note 3 – accounts receivable

As of June 30, 2016 and September 30, 2016, accounts receivables consisted of the following:

	June 30, 2016	September 30, 2016
Amounts billed:
Completed contracts	$233,850	$280,839
Less: Allowance for doubtful accounts	(33,742)	(33,742)
	$200,108	$247,097

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

Note 4 – Costs and estimated earnings on uncompleted contracts

Costs and estimated earnings on uncompleted contracts and related amounts billed as of June 30, 2016 and September 30, 2016 are as follows:

	June 30, 2016	September 30, 2016
Costs incurred on uncompleted contracts	$534,706	$594,147
Estimated earnings	100,125	100.125

Less: Billings to date	508,273	667,505
	$126,558	$26,767

Such amounts are included in the accompanying balance sheets as of June 30, 2016 and September 30, 2016 under the following captions:

	June 30, 2016	September 30, 2016

Billings in excess of costs and estimated earnings	$126,558	$26,767
	$126,558	$26,767

Note 5 – Property and Equipment

As of June 30, 2016 and September 30, 2016 property and equipment consisted of the following:

	June	Sept
Automobiles	$50,277	$50,277
Computers	2,745	2,745
Equipment	4,104	5,935
Furniture and fixtures	1,065	1,065
	58,191	58,572

Less: accumulated depreciation	(33,876)	(35,326)
	$24,315	$24,696

Depreciation expense was $2,900 and $1,450 for the six and three months period ended June 30, 2016 and September 30, 2016, respectively.

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

Note 6 – promissory Note Payable, related party and due to related party

The Company entered into a promissory note payable with a family member of a former managing member as part of specified royalties owed as part of the acquisition of the former managing member’s equity interest. As of June 30, 2016 and September 30, 2016, the total outstanding balance on this note was $15,000.

The Company was advanced proceeds from its managing member during 2015 at a zero stated interest rate. As of June 30, 2016 and September 30, 2016, the outstanding balance on the advance was $500 and $0; respectively.

Note 7 - Commitments And Contingencies

Leases: The Companies lease a warehouse facility on a month to month basis. Total rent expense for the six and three months period ended June 30, 2016 and September 30, 2016 were approximately $9,000 and $3,000; respectively.

Litigation, Claims and Assessments: From time to time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the consolidated financial statements with respect to any matters.

NOTE 8 – MEMBERS’ EQUITY (DEFICIT)

Members’ equity consists of Class A and B Units. As of June 30, 2016 and September 30, 2016; respectively, the Company had zero Class A Units issued and 691.27 of Class B Units issued. The Class A Units were designated as financial interest holders, but had no provisions for governance and the Class B Units contain provisions for rights of voting and governance, as defined in the Company’s Operating Agreement.

Note 9 - Subsequent Events

The Company has evaluated subsequent events through December 28, 2016, the date the financial statements were available to be issued and has determined the following subsequent events require disclosure in the financial statements:

On October 14, 2016 but effective as of October 10, 2016, XFit Brands, Inc. (“XFit” or the “Company”) acquired the assets of the Company pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between XFit and the Company. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement.

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ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

At the closing of the Acquisition, XFit paid and issued to EnviroTurf a total purchase price of $346,000 as follows: (i) assumption of $200,000 of EnviroTurf’s accounts payable and (ii) 2,000,000 restricted shares of XFit Common Stock (the “Purchase Price Shares”), which were valued at the closing price on the date of XFit’s Common Stock on the date of the Acquisition. XFit will fund the non-share purchase price and the costs and expenses of the Acquisition through a combination of cash on hand and internally-generated working capital.

The Purchase Agreement contains customary representations, warranties and covenants by the parties.

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